SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – November 9, 2009

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed, on July 9, 2008, Central European Distribution Corporation (the “Company”) completed an investment with Lion Capital LLP (“Lion Capital”) and certain of Lion’s affiliates (collectively with Lion Capital, “Lion”) and certain other investors, pursuant to which the Company, Lion and such other investors acquired all of the outstanding equity of the Russian Alcohol Group (“RAG”) (the “Prior Agreement”).

As previously disclosed on the Form 8-K filed by the Company on April 30, 2009, on April 24, 2009, the Company entered into new agreements with Lion to replace the Prior Agreement, which will permit the Company, through a multi-stage equity purchase, to acquire over the next five years (including 2009) all of the equity interests in RAG held by Lion (the “Acquisition”). At the time of the Acquisition, certain indirect minority equity interests in RAG were held by the entities that sold the RAG business to Lion and the Company. A substantial portion of those minority interests subsequently were acquired by Lion/Rally Cayman 6 (“Cayman 6”), a company incorporated in the Cayman Islands that is a holding company for the equity in RAG held by Lion and the Company. The remaining indirect equity interest in RAG that was not held by Lion or the Company (the “Remaining RAG Interest”) was held by Kylemore International Invest Corp., a company incorporated in the British Virgin Islands (“Kylemore”).

On November 9, 2009, the Company entered into an Agreement (the “Agreement”) with Kylemore, Cayman 6, Pasalba Limited, a company incorporated under the laws of Cyprus, and Lion/Rally Lux 1, a Societe Anonyme incorporated in Luxembourg, pursuant to which, among other things and subject to certain conditions contained therein, Kylemore agreed to sell the Remaining RAG Interest to Cayman 6 for consideration consisting of (1) the issuance of 949,034 shares (the “Share Consideration”) of common stock of the Company, par value $0.01 per share (“Common Stock”), valued at of $30,000,000 based on the volume weighted average trading price of a share of Common Stock on the Nasdaq Global Select Market between the period of November 2, 2009 to November 6, 2009; (2) upon receiving approval from the Russian Federal Anti-Monopoly Service for the acquisition by the Company of control over RAG, the amount of $5,000,000 net of withholding and transfer taxes, ad valorem, stamp and other similar taxes; and (3) on February 1, 2011, the amount of $5,000,000 net of withholding and transfer taxes, ad valorem, stamp and other similar taxes. Pursuant to the Agreement, the Share Consideration was issued to Kylemore, and the Remaining RAG Interest was delivered to Cayman 6 on November 10, 2009.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and all descriptions of the Agreement herein are qualified by reference thereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference herein.

In connection with, and as consideration for, the Company’s acquisition of the Remaining RAG Interest, the Company has agreed to issue the Share Consideration to Kylemore. The Share Consideration was negotiated between the Company and Kylemore in connection with the negotiation of the Agreement. The offering of the Share Consideration will be made only to persons who are not “U.S. Persons” as defined in Rule 902(k) of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Share Consideration will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States in the absence of an effective registration statement or an exemption from the registration requirements of the Securities Act. The Company will rely on the exemption from the registration requirements of the Securities Act set forth under Regulation S promulgated under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement, dated November 9, 2009, by and among Lion/Rally Cayman 6, Kylemore International Invest Corp., Pasalba Limited, Lion/Rally Lux 1 and Central European Distribution Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/S/ CHRISTOPHER BIEDERMANN
Christopher Biedermann
Vice President and
Chief Financial Officer

Date: November 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated November 9, 2009, by and among Lion/Rally Cayman 6, Kylemore International Invest Corp., Pasalba Limited, Lion/Rally Lux 1 and Central European Distribution Corporation.